                                                                   Exhibit 99.01
                                                                   -------------

                      NEW MANORCARE HEALTH SERVICES, INC.
                       VALUATION AND QUALIFYING ACCOUNTS
                           (In thousands of dollars)



                             Balance at  Charged to                          Balance at
                             Beginning    Profit                                End
        Description          of Period   and Loss     Other     Write-off    of Period
---------------------------  ----------  ----------  --------  -----------   ----------

Year ended May 31, 1997
Allowance for doubtful
 accounts                      $3,141      $4,899        $0      ($1,861)      $6,179

Year ended May 31, 1996
Allowance for doubtful
 accounts                      $1,379      $2,414    $1,030*     ($1,682)      $3,141

Year ended May 31, 1995
Allowance for doubtful
 accounts                      $1,181      $1,864        $0      ($1,666)      $1,379

* Represents reserves of acquired companies.